Exhibit (10)(k)

                                  AMENDMENT TO
                              CAVALIER HOMES, INC.
                     1996 KEY EMPLOYEE STOCK INCENTIVE PLAN

                  As directed by the Board of Directors of Cavalier Homes, Inc. (the "Company") at its meeting held on January 23, 1998, the Company's 1996 Key Employee Stock Incentive Plan, as amended from time to time, is hereby further amended in order to provide for the first paragraph of Section 4.1 and Sections
4.1.1 through a new Section 4.1.4 thereof to read as follows:

                  4.1 Number of Shares Available for Grants. The number of Shares reserved for grants of Awards under the Plan shall be equal to the sum of:

                  4.1.1  Six Hundred Thousand (600,000) Shares; and

                  4.1.2 one and one-half percent (1.5%) of the Shares outstanding as of January 1, 1997 and each January 1 thereafter; provided, however, that following the addition of Shares under this provision that occurs on January 1, 2001, this provision shall not thereafter permit the addition of Shares to the Plan for the purpose of making Awards of Options; and

                  4.1.3 such number of Shares reserved for issuance under the Prior Plans in excess of the number of Shares as to which options have been awarded thereunder as of the Effective Date including any Shares subject to options previously granted under the Prior Plans which hereafter shall lapse, expire, terminate or be canceled; and

                  4.1.4 such number of Shares as equals (i) the number of shares of the common stock of Belmont Homes, Inc.,
                  ("Belmont   Shares")  reserved  at  the  effective  time  (the
                  "Effective Time") of the merger (the "Merger") of Crimson Acquisition Corp. ("Crimson") with and into Belmont Homes, Inc. ("Belmont") for issuance pursuant to ungranted options under the Belmont 1994 Incentive Stock Plant (the "Belmont Stock Plan"), plus (ii) the number of Belmont Shares subject to outstanding options under the Belmont Stock Plan which lapse, terminate, expire or are canceled following the Effective Time (pursuant to the express terms of the options and the Belmont Stock Plan and not pursuant to any action by the Company, Belmont or Crimson), with each such numbers of Belmont Shares in each case being multiplied by the exchange ratio in the Merger of 0.80.


                                                       /s/ BARRY B. DONNELL
                                                   -----------------------------
                                                           Barry B. Donnell